SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant: [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[x] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

 ........................................................................

                  PLM International, Inc.
         (Name of Registrant as Specified in its Charter)
 ........................................................................

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

         2)  Form, Schedule or Registration Statement No.:

         3)  Filing Party:

         4)  Date Filed:



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[graphic -- PLM International, Inc. logo]
PLM International, Inc.
One Market, Steuart Street Tower, Suite 800
San Francisco, CA 94105-1301

(415) 974-1399
(800) 227-0830
(415) 882-0860 FAX



                                            April 29, 1999



Dear Stockholder:

         This letter is intended to update certain information contained in PLM International, Inc.'s (the Company) proxy statement dated April 15, 1999, which you should have received in the mail. You are not required to act on any of the supplemental information described herein, and it is being provided to you for information purposes only.

         As set forth in the proxy statement, the Board of Directors of the Company approved the Directors' 1995 Nonqualified Stock Option Plan (the 1995
Plan) on January 25, 1995 (see page 6 of the proxy statement) and the 1998 Management Stock Compensation Plan (the 1998 Plan and, together with the 1995 Plan, the Plans) on May 12, 1998 (see page 10 of the proxy statement). The Company has recently amended the Plans in order to comply with certain requirements of the American Stock Exchange (AMEX) so that the Company can list on the AMEX those shares of common stock of the Company that would be issued to directors and employees through stock grants or upon the exercise of options granted under the Plans.

         Specifically, the 1998 Plan has been amended to reduce the total number of shares of common stock that may be issued pursuant to grants of stock or options that are awarded under the 1998 Plan from 800,000 to 700,000. This amendment does not affect the options granted to date under the 1998 Plan. Additionally, both Plans, and the option agreements with directors and employees entered into upon the grant of options under those Plans, have been amended to provide a mechanism to limit the total amount of shares that may be purchased under the Plans in any one calendar year to no more than 5% of the Company's outstanding shares. The amended Plans and option agreements now provide that in the event any option holder seeks to exercise options during a calendar year in which options granted under the Plans covering 5% or more of the Company's outstanding shares had already been exercised, then the option holder would sell the options to the Company at a price equal to the excess of the current market price of shares over the exercise price of the options.

         THE CHANGES TO THE PLANS AS DESCRIBED ABOVE DO NOT REQUIRE YOU TO TAKE ANY ACTION AND THIS INFORMATION HAS BEEN PROVIDED IN ORDER TO UPDATE THE INFORMATION CONTAINED IN THE PROXY STATEMENT. A stockholder submitting a proxy may revoke it at any time before it is voted at the annual meeting of stockholders to be held at 1:00 p.m. on Thursday, May 27, 1999, by notifying the secretary of the Company in writing of such revocation, by properly executing a later-dated proxy, or by voting in person at the annual meeting.

         Thank you for your continued support.

                                  Very truly yours,


                                  /s/ ROBERT N. TIDBALL
                                  ----------------------------------------
                                  ROBERT N. TIDBALL
                                  President, Chief Executive Officer and
                                  Chairman of the Board